Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended      9/30/2006
      Distribution Date         10/16/2006
      All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                           ----------------------------------------------------------------
                                                           Total        Allocated to      Allocated to Investor Interest
  1   Sources of funds                                                    Transferor     Total   Series 05-A   Series 05-B
                                                           ----------------------------------------------------------------
      Principal Collections                                     965,377      385,995     579,382    289,615       289,767
      Finance Charge Collections                                 76,869       30,735      46,134     23,061        23,073
                                                           ----------------------------------------------------------------
      Total Funds Received                                    1,042,245      416,730     625,515    312,676       312,840
                                                           ----------------------------------------------------------------

                                                           --------------------------------------
  2   Application of Principal Collections                    Total      Series 05-A  Series 05-B
      Investor Percentage of Principal Collections              579,382      289,615     289,767
      deduct:
      Utilised Retained Principal Collections
              allocable to Class C                                    0            0           0
              allocable to Class B                                    0            0           0
      Transferred to Series Collections Ledger                        0            0           0
      Shared Principal Collections                                    0            0           0

                                                           --------------------------------------
      Cash Available for Acquisition                            579,382      289,615     289,767
                                                           --------------------------------------

                                                           --------------------------------------
  3   Application of Finance Charge Collections               Total      Series 05-A  Series 05-B
      Investor Percentage of Finance Charge Collections          46,134       23,061      23,073
      deduct:
      Trustee payment amount                                       3.29            2           2
      Loan Note Issuer Costs                                         24           12          12
      Monthly Distribution Amounts                               12,417        6,190       6,227
      Servicing fee payable to RBS                                1,807          903         904
      Cash Management fee payable to RBS                              1         0.50        0.50
      Investor Default Amount                                    19,447        9,721       9,726
      Expenses loan principal and interest                           --           --          --

      Available Spread                                           12,434        6,232       6,202
                                                           --------------------------------------

  4   Payments in respect of the Securities
                                                           --------------------------------------
      Series 05-A                                            Class A      Class B      Class C
                                                             USD 000s     USD 000s     USD 000s

      Balance at 15 September 2006                            2,175,000      175,000     150,000
      Principal repayments on 16 October 2006                        --           --          --
                                                           --------------------------------------
      Balance carried forward on 16 October 2006              2,175,000      175,000     150,000
                                                           --------------------------------------

      Interest due on 16 October 2006                            10,020          830         730
      Interest paid                                             (10,020)        (830)       (730)
                                                           --------------------------------------
      Interest unpaid                                                --           --          --
                                                           --------------------------------------

                                                           ------------------------------------------------------------------------
      Series 05-B                                            Class A-1    Class A-2    Class A-3   Class B-3  Class C-1  Class C-3
                                                              USD 000s     EUR 000s     GBP 000s    GBP 000s   USD 000s   GBP 000s

      Balance at 15 September 2006                              435,000      450,000      700,000     101,000     42,000   63,000
      Principal repayments on 16 October 2006                        --           --           --          --         --       --
                                                           ------------------------------------------------------------------------
      Balance carried forward on 16 October 2006                435,000      450,000      700,000     101,000     42,000   63,000
                                                           ------------------------------------------------------------------------

      Interest due on 16 October 2006                                --        1,246           --          --         --       --
      Interest paid                                                  --       (1,246)          --          --         --       --
                                                           ------------------------------------------------------------------------
      Interest unpaid                                                --           --           --          --         --       --
                                                           ------------------------------------------------------------------------

  5   Transaction Accounts and Ledgers
                                                           -------------------------------------------
                                                                 Total      Series 05-A    Series 05-B
      Reserve Account
      Required Reserve Amount                                        --           --           --
                                                           -------------------------------------------
      Balance at 15 September 2006                                   --           --           --
      Transfer in/out this period                                    --           --           --
      Interest earned                                                --           --           --
                                                           -------------------------------------------
      Balance carried forward on 16 October 2006                     --           --           --
                                                           -------------------------------------------

      Spread Account
      Required Spread Account Amount                                 --           --           --
                                                           -------------------------------------------
      Balance at 15 September 2006                                   --           --           --
      Transfer in/out this period                                    --           --           --
      Interest earned                                                --           --           --
                                                           -------------------------------------------
      Balance carried forward on 16 October 2006                     --           --           --
                                                           -------------------------------------------

      Principal Funding Account
      Balance at 15 September 2006                                   --           --           --
      Transfer in/out this period                                    --           --           --
      Interest earned                                                --           --           --
                                                           -------------------------------------------
      Balance carried forward on 16 October 2006                     --           --           --
                                                           -------------------------------------------

                                                           ------------------------------------------------------------------------
  6   Subordination Percentages                                   Series 05-A                             Series 05-B
                                                             Original            Current           Original         Current
                                                            (pound)000      %    (pound)000   %   (pound)000   %   (pound)000    %

      Class A Investor Interest                               1,257,225    87%   1,257,225   87%   1,257,568  87%   1,257,568   87%
      Class B Investor Interest                                 101,156     7%     101,156    7%     101,000   7%     101,000    7%
      Class C Investor Interest                                  86,705     6%      86,705    6%      87,277   6%      87,277    6%
                                                           ------------------------------------------------------------------------
      Total Investor Interest                                 1,445,087   100%   1,445,087  100%   1,445,845 100%   1,445,845  100%
                                                           ------------------------------------------------------------------------

                                                           ------------------------------------------------------------------------

  7   Assets of the Trust
                                                                ----------------
                                                                (pound)000
                                                                ----------------
      Total receivable30-Sep-06                                 (pound)4,764,939
                                                                ----------------

      Aggregate amount of receivables that, as
      at 30 September 2006 were delinquent by:       30-59 days           62,171
                                                     60-89 days           50,458
                                                    90-179 days          122,496
                                               180 or more days          183,071

                                                                ----------------

  8   Material Changes

      New Issuance during period                           NONE

      Material modifications to pool asset terms           NONE

      Material modifications to origination policies       NONE

      Material breaches of pool asset representations,
      warranties or covenants                              NONE

  9   Trigger Information

      Series Pay Out Events                                NONE

      Trust Pay Out Events                                 NONE

 10   Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                    NONE

      Changes in Securities                                NONE

      Submission of Matters to a Vote of Security Holders  NONE

      Other Information                                    NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of October, 2006

      ---------------------------------------------------------------
      The Royal Bank of Scotland plc, as Servicer
      Colin Baillie
      Chief Financial Officer, Cards Business